UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 2004

                         TIENS BIOTECH GROUP (USA), INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-49666                  75-2926439
         --------                      -------                  ----------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)

  No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700
                    (Address of principal executive offices)

 Registrant's telephone number, including area code:  (86) 22-8213-7658
                                                   -----------------------------



                                 Not applicable
         (Former name or former address, if changed since last report.)

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 20, 2004, the Registrant's wholly-owned subsidiary, Tianshi International Holding Group, Ltd., a company organized under the laws of the British Virgin Islands ("Tianshi International") entered into a joint venture contract (the "Joint Venture Project") with Tian Jin Tianshi Pharmaceutical Co., Ltd., a company organized under the laws of the People's Republic of China ("Tianshi Pharmaceutical"). Pursuant to the terms of the contract, the parties agreed to establish Tiens Yihai Co. Ltd., a Chinese-Foreign Equity Joint Venture ("Tiens Yihai"). On September 15, 2004, the Board of Directors of Tianshi International ratified, confirmed and approved in all respects, Tianshi International's authority to enter into the Joint Venture Project. Tiens Yihai, located in Shanghai, P.R.C., is in the business of research and development, production and marketing of healthcare, home care and personal care products. The total amount of the investment in Tiens Yihai is USD $400million, of which USD$200million is the registered capital. Tianshi International will contribute USD$198.8 million, representing approximately 99.4% of the registered capital of Tiens Yihai, and Tianshi Pharmaceutical will contribute USD$1.2million representing 0.6% of the registered capital of Tiens Yihai. Tiens Yihai shall secure additional financing for the remaining USD$200million of the total investment.

         Tiens Yihai shall be governed by a Board of Directors comprised of three members, two of whom shall be designated by Tianshi Pharmaceutical and one to be designated by Tianshi International. Neither party shall have the right to assign, transfer or sell their interest in Tiens Yihai without the consent of the other party, and approval from the examination and approval authority. In the event of a transfer of a party's investment in Tiens Yihai, the other party will have a right of first refusal to purchase such party's investment.

         Tiens Yihai shall have a duration of 50 years, which may be extended upon the unanimous agreement of the parties. Upon expiration of the duration or upon termination of the contract prior thereto, Tiens Yihai shall be liquidated in accordance with Chinese law. The residual assets of Tiens Yihai shall be distributed to the parties in accordance with the proportion of the capital contributed by each party.

         In connection with the formation of Tiens Yihai, the parties entered into a land construction and development agreement with Shanghai Zhu Jia Jiao Industrial Park, Economic Development Co. Ltd., to construct an industrial base for Tiens Yihai to be located in Shanghai, P.R.C. The cost for the construction is USD$6.53 per square meter. The parties have contracted for the construction on 1,100,006 square meters of land.

         A copy of the Joint Venture Project contract is attached to this Form 8-K. The original executed contract was written in the Chinese language. The copy attached hereto has been translated into English for your convenience.

Material Relationships
----------------------

         Jinyuan Li, the Chief Executive Officer, President and a director of the Registrant is the majority shareholder of Tianshi Pharmaceutical.


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         Jinyuan Li, the Chief  Executive  Officer,  President and a director of
the   Registrant,   advanced   approximately   USD$10.63   million   to  Tianshi
International in connection with a loan agreement to be entered into by and between Tianyuan Capital Development Corp. Ltd. ("Tianyuan Capital") and Tianshi International. Mr. Li is a director of Tiens Yihai, and is also a director of Tianyuan Capital.

Item 9.01
---------

(c) Exhibit No.            Description
   ------------            -----------

      10.1                 Contract of Tiens Yihai Co., Ltd.






















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TIENS BIOTECH GROUP (USA), INC.

                                               By:  /s/ Jinyuan Li
                                                  ------------------------------
                                                  By: Jinyuan Li
                                                  Title: Chief Executive Officer
                                                  Date: September 30, 2004


























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